EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                              JURISDICTION OF
SUBSIDIARY                                                     INCORPORATION
- ----------                                                    ---------------
Bridgetown Printing Co.                                            Texas
Chas. P. Young Company                                             Texas
Chas. P. Young Company, Inc.                                       New York
Clear Visions, Inc.                                                Texas
Consolidated Eagle Press, Inc.                                     Texas
Consolidated Graphics Management, Inc.                             Delaware
Consolidated Graphics Management, Ltd.                             Texas
Consolidated Graphics Properties, Inc.                             Texas
Consolidated Graphics Properties II, Inc.                          Texas
Emerald City Graphics, Inc.                                        Texas
Frederic Printing Company                                          Colorado
Garner Acquisition Co.                                             Iowa
Gritz-Ritter Graphics, Inc.                                        Colorado
Grover Printing Company                                            Texas
Gulf Printing Company                                              Texas
Heritage Graphics, Inc.                                            Texas
Precision Litho, Inc.                                              Texas
The Jarvis Press, Inc.                                             Texas
Superb Printing Company                                            Texas
Tewell Warren Printing Company                                     Texas
Tulsa Litho Company                                                Oklahoma
Western Lithograph Company                                         Texas